                                  EXHIBIT 10.1



                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Stock Purchase Agreement") is made and entered as of this 31st day of May, 1996, by and among PROMUS HOTELS, INC., a Delaware corporation ("Promus"), EQUITY INNS, INC., a Tennessee corporation (the "Company") and EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership (the "Partnership").

                                    RECITALS

         WHEREAS, Promus owns, operates and franchises hotels under, among others, the trademarks and service marks "Hampton Inn," "Hampton Inn & Suites" and "Homewood Suites;" and

         WHEREAS, the Partnership, for which a wholly owned subsidiary of the Company serves as sole general partner, and Promus have entered into (i) a Purchase and Sale Agreement dated March 18, 1996 with respect to the Partnership's purchase and Promus' sale of a 125 room Hampton Inn hotel in Detroit (Northville), Michigan and (ii) a Purchase and Sale Agreement dated March 18, 1996 with respect to the Partnership's purchase and Promus' sale of a 132 suite Homewood Suites hotel in Hartford (Windsor Locks), Connecticut (each an "Acquisition Hotel" and collectively, the "Acquisition Hotels"); and

         WHEREAS, upon purchase of the Acquisition Hotels, the Partnership intends to lease the Acquisition Hotels to Trust Leasing, Inc., a Tennessee corporation formerly named McNeill Hotel Co., Inc. (the "Lessee") and the Lessee and Promus intend to enter into management agreements pursuant to which Promus will manage the Acquisition Hotels on behalf of the Lessee for a ten-year period; and

         WHEREAS, as of the date hereof, the Partnership, the Lessee and Promus have entered into a Development Agreement (the "Development Agreement") providing for, among other things, as further set forth therein (A) the acquisition by the Partnership of three Homewood Suites hotels currently under development by Promus in (i) Phoenix-Camelback, Arizona, (ii) Scottsdale, Arizona, (iii) San Antonio, Texas and (iv) a new Homewood Suites hotel in Clearwater, Florida (each, a "PHI Development Hotel" and collectively, the "PHI Development Hotels"), (B) the development by the Partnership of a new Hampton Inn & Suites hotel in Bartlett, Tennessee (the "Bartlett Hotel"); (C) the agreement by Promus to give the Partnership a right of first offer with respect to the development of up to three additional Promus brand hotels approved by Promus for development each year over a four-year period with certain limitations as set forth in the Development Agreement (the "Promus First Offer Hotels"); (D) the Company's agreement to seek to develop new Promus brand hotels or acquire existing hotels for conversion to Promus brand hotels (each, an "Additional Hotel" and, together with the Acquisition Hotels, PHI Development Hotels, the Bartlett Hotel and the Promus First Offer Hotels, the "Hotels"); and (E) the Partnership's agreement to lease the Hotels to the Lessee and the management of the Hotels by Promus pursuant to a management agreement between Promus and the Lessee; and

         WHEREAS, the parties desire to set forth herein the terms and conditions on which Promus agrees to purchase from the Company shares of common stock of the Company, par value $.01 per share ("Common Stock");

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.       AGREEMENT TO PURCHASE AND SELL COMMON STOCK OF THE COMPANY.

         (a)     (i)      STOCK PURCHASES UPON CLOSING OF HOTEL ACQUISITIONS.
Subject to the limitation that the aggregate purchase prices for Common Stock purchased by Promus from the Company hereunder shall not exceed Fifteen Million Dollars ($15,000,000) (as such amount may be adjusted pursuant to Section 5 below, the "Aggregate Subscription Limit"), Promus hereby subscribes for and agrees to purchase from the Company, and the Company agrees to sell to Promus, shares of Common Stock of the Company subject to the terms and conditions herein set forth, at purchase prices determined in accordance with Section 2 below (each such determination being herein referred to as a "Purchase Price"), as follows:

                 (A) At the time of closing of the Partnership's acquisition of each Acquisition Hotel, which closings are expected to occur on or about the date of this Stock Purchase Agreement, Promus will purchase from the Company 173,913 newly issued shares of the Company's Common Stock for each Acquisition Hotel;

                 (B) At the time of closing of the Partnership's acquisition of each PHI Development Hotel pursuant to the Development Agreement and upon opening of the Bartlett Hotel, Promus will purchase from the Company a number of newly issued shares of Common Stock determined as set forth below:

                 Hotel                             No. of Rooms              Number of Shares
                 -----                             ------------              ----------------
                 Homewood Suites                         123                 $1,537,500 divided by the
                 Phoenix-Camelback, Arizona                                  Purchase Price

                 Homewood Suites                         114                 $1,425,000 divided by the
                 Scottsdale, Arizona                                         Purchase Price

                 Homewood Suites                         123                 $1,537,500 divided by the
                 San Antonio, Texas                                          Purchase Price

                 Homewood Suites                         112                 $1,400,000 divided by the
                 Clearwater, Florida                                         Purchase Price

                 Hampton Inn & Suites                    124                 $1,550,000 divided by the
                 Bartlett, Tennessee                                         Purchase Price

                 (C) At the time of closing of the Partnership's acquisition of each Promus First Offer Hotel or an Additional Hotel, Promus shall purchase from the Company, and the Company shall issue to Promus, a number of newly issued shares of Common Stock determined by multiplying the number of guest rooms in the Promus First Offer Hotel or the Additional Hotel by $12,500 and dividing the product obtained by the Purchase Price.

         (ii) OPTION TO PURCHASE WITHIN SIX MONTHS. Notwithstanding the provisions of Section 1(a)(i), Promus may elect to purchase up to a maximum of 869,565 shares of Common Stock by notifying the Company prior to October 16, 1996 of its election to purchase such shares at a purchase price per share of $11.50. The aggregate purchase price for any shares of Common Stock purchased under this Section 1(a)(ii) shall be applied to the Aggregate Subscription Limit. Notwithstanding Promus' exercise of the option set forth in this Section 1(a)(ii) and the possibility that the Aggregate Subscription Limit will be reached prior to the acquisition or development of all the PHI Development Hotels and the Bartlett Hotel and the entering into of management agreements for such hotels between Promus and the Lessee as contemplated in the Development Agreement, the Partnership's obligations under the Development Agreement shall remain in full effect.

         (b) OWNERSHIP LIMITATION. If the Company's counsel determines that any purchase by Promus of Common Stock hereunder (an "Incremental Purchase"), will violate the stock ownership limitations set forth in the Amended and Restated Charter of the Company (the "Limit") and that no waiver of such Limit can be made without jeopardizing the Company's status as a real estate investment trust, upon notice from the Company to the Partnership, rather than purchasing shares of Common Stock, (i) Promus shall purchase from the Partnership and the Partnership shall issue to Promus a number of units of limited partnership interest in the Partnership ("Units") equal to the number of shares of Common Stock which Promus would otherwise purchase in the Incremental Purchase at a price per Unit equal to the Purchase Price and (ii) Promus shall be admitted as a limited partner of the Partnership with respect to such Units and (iii) Promus and the Partnership shall execute all documents reasonably necessary for Promus' admission as a Limited Partner of the Partnership. Such Units shall be redeemable at Promus' option in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"). Notwithstanding the provisions of Section 1(c) below, Promus may sell without restriction shares acquired upon redemption of Units any time following the one year anniversary of Promus' acquisition of the Units so redeemed, without regard to the date that the Common Stock was acquired. References in this Agreement to "Common Stock" shall be deemed to be references to "Units" when the provisions of this Section 1(b) are applicable and when the context requires.

         (c) LOCK-UP PERIOD FOR THE COMPANY'S COMMON STOCK. The shares of Common Stock issuable to Promus hereunder shall be registered under the Securities Act of 1933, as amended (the "Securities Act"). Without the prior written consent of the Company, Promus may not sell any of the shares of Common Stock purchased pursuant to this Stock Purchase Agreement for a period of one year after the date of acquisition of such Common Stock by Promus. In the event that under the Securities Act Promus cannot re-sell all or a portion of the Common Stock acquired hereunder in a "brokers' transaction", as that term is defined in Section 4(4) of the Securities Act, without further registration under the Securities Act, the Company shall, following written notice from Promus explaining in reasonable detail why further registration under the Securities Act is necessary for Promus' resale of Common Stock acquired hereunder, use its reasonable best efforts to cause to become effective under the Securities Act a registration statement covering the resale by Promus of such shares of Common Stock acquired by Promus hereunder.

2. PURCHASE PRICE. The Purchase Price for shares of Common Stock purchased by Promus under Section 1(a)(i)(A) will be $11.50 per share. The Purchase Price for shares of Common Stock purchased under Sections 1(a)(i)(B) and 1(a)(i)(C) shall be an amount per share equal to the weighted average of the sales prices of the Company's Common Stock as reported on the Nasdaq Stock Market for the fifteen (15) business days ending on the business day immediately preceding any closing date of a purchase and sale of Common Stock hereunder.

3. PURCHASE CLOSINGS. Subject to the provisions of Section 1(a)(ii), each closing of a purchase and sale of Common Stock hereunder shall occur on the respective closing dates of the Partnership's purchase of the Acquisition Hotels, a PHI Development Hotel or any Additional Hotel and the opening date of the Bartlett Hotel. At each closing of a purchase of Common Stock hereunder:

         (a) The Company shall issue to Promus a certificate representing the number of shares of Common Stock purchased by Promus at each such closing; and

         (b) (i) The Company shall receive as a credit against the contract purchase price for each PHI Development Hotel, the Bartlett Hotel and any Additional Hotel or (ii) Promus shall pay to the Company, by wire transfer or by certified or bank cashier's check, in same day funds, the aggregate Purchase Price for all shares of Common Stock being purchased by Promus simultaneously with the closing of the Partnership's acquisitions of such hotels as determined under Section 1 above.

4. TERM. Promus' obligations in connection with this Stock Purchase Agreement shall terminate upon the earlier to occur of (i) the date on which Promus shall have purchased shares of Common Stock hereunder having purchase prices aggregating the Aggregate Subscription Limit or (ii) delivery of written notice by the Company to Promus that the Company has terminated Promus' obligations hereunder, or (iii) May 31, 2001.

5. PURCHASE OF LESSEE COMMON STOCK. Notwithstanding the foregoing, in the event the Lessee shall complete an initial public offering of its common stock on or prior to December 31, 1996, and Promus shall purchase in such initial public offering, at the price to the public, shares of the Lessee's common stock having an aggregate price of at least One Million Dollars ($1,000,000), the Aggregate Subscription Limit hereunder shall be reduced to Fourteen Million Dollars ($14,000,000). Any purchase of stock of Lessee pursuant to this Section 5 shall apply against the next to accrue obligations of Promus to purchase Common Stock of the Company pursuant to Section 1(a) up to the aggregate purchase price for the stock of the Lessee purchased by Promus in the Lessee's initial public offering, not to exceed $1,000,000. Acquisitions of stock of the Lessee shall not modify the Company's obligations with respect to the acquisition or development of all the PHI Development Hotels, the Bartlett Hotel and the entering into of management agreements for such hotels, in any respect.

6. REPRESENTATIONS AND WARRANTIES OF PROMUS. Promus hereby represents and warrants to the Company as follows:

(a) Promus has full legal right, power and authority to enter into this Stock Purchase Agreement and to consummate the transactions contemplated herein. This Stock Purchase Agreement has been duly authorized by all necessary corporate action on behalf of Promus and constitutes the valid and binding obligation of Promus, enforceable in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally.

(b) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Promus will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under, any agreement to which Promus is a party, the certificate of incorporation or bylaws of Promus, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which Promus is a party or to which any of its properties or other assets is subject, or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to Promus or its assets, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of Promus.

(c) No consent, license, permit or filing with or approval by any governmental authority or any other person or entity is required in connection with Promus' execution, delivery and performance of this Stock Purchase Agreement except such as has been obtained by Promus.

(d) No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Promus in connection with the purchase of the Common Stock pursuant to this Stock Purchase Agreement or the negotiation or consummation of the transactions hereunder.

(e) Promus is aware of the risks involved in making an investment in the Common Stock (or Units, if required under Section 1(b)). Promus has had an opportunity to ask questions of, and to receive answers from, representatives of the Company concerning the terms and conditions of this investment. Promus confirms that all information requested by Promus with respect to Promus' decision to enter into this Stock Purchase Agreement has been made available or delivered to Promus prior to the date hereof.

(f) There is not pending, or to the knowledge of Promus threatened, any action, suit, proceeding, inquiry or investigation against Promus or any of its officers or directors before or brought by any court or governmental agency or body or board of arbitrators which could adversely affect the consummation of the transactions contemplated by this Stock Purchase Agreement.

(g) Assuming the accuracy of the representations of the Company set forth in Section 7 hereof, at the time of each purchase of Common Stock by Promus hereunder, each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for Promus to purchase the Common Stock hereunder, the execution, delivery and performance of this Stock Purchase Agreement, and the consummation by Promus of the transactions contemplated hereby will have been made or obtained and will be in full force and effect.

The foregoing representations and warranties are true and accurate as of the date hereof and will be true as of each date of closing of a purchase and sale of Common Stock hereunder. Promus shall deliver to the Company on the date of each purchase of Common Stock hereunder a certificate executed by a duly authorized officer of Promus confirming that such representations and warranties are true and correct as of such date.

7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERSHIP. (a) The Company and the Partnership hereby represent and warrant (each as to itself) to Promus as follows:

(i) The Company and the Partnership have full legal right, power and authority to enter into this Stock Purchase Agreement and to consummate the transactions contemplated herein. This Stock Purchase Agreement has been duly authorized by all necessary action on behalf of the Company and the Partnership, and constitutes the valid and binding obligation of the Company and the Partnership, enforceable in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally.

(ii) The issuance of Common Stock pursuant to this Stock Purchase Agreement has been validly authorized by the Company. When issued to Promus upon receipt from Promus of the Purchase Price therefor, the shares of Common Stock issuable hereunder will be validly issued, fully paid, nonassessable shares of Common Stock of the Company.

(iii) The issuance of the Common Stock to be issued to Promus hereunder or the resale of such Common Stock by Promus will be registered under an effective registration statement under the Securities Act.

(iv) Neither the issuance, sale and delivery to Promus of the Common Stock, nor the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby by the Company and the Partnership will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under, any agreement to which either the Company or the Partnership is a party, the charter or bylaws of the Company or the organizational documents of the Partnership, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which either the Company or the Partnership is a party or to which any of their properties or other assets is subject, or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to either the Company or the Partnership or their assets, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Partnership.

(v) No consent, license, permit or filing with or approval by any governmental authority or any other person or entity is required in connection with the Company's or the Partnership's execution, delivery and performance of this Stock Purchase Agreement except such as has been obtained by the Company or the Partnership.

(vi) No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Company or the Partnership in connection with the purchase of the Common Stock pursuant to this Stock Purchase Agreement or the negotiation or consummation of the transactions hereunder.

(vii) There is not pending, or to the knowledge of the Company or the Partnership threatened, any action, suit, proceeding, inquiry or investigation against the Company or the Partnership or any of their officers or directors before or brought by any court or governmental agency or body or board of arbitrators which could adversely affect the consummation of the transactions contemplated by this Stock Purchase Agreement.

(viii)   Assuming the accuracy of the representations of Promus set forth in
Section 6 hereof, (a) the Common Stock will be issued, offered and sold to Promus in compliance with all applicable laws (including, without limitation, federal and state securities laws) and (b) at the time of each issuance and sale of Common Stock to Promus hereunder, each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery by the Company and the Partnership of the Common Stock to Promus, the execution, delivery and performance of this Stock Purchase Agreement, and the consummation by the Company and the Partnership of the transactions contemplated hereby will have been made or obtained and will be in full force and effect.

The foregoing representations and warranties are true and accurate as of the date hereof and each of the Company and the Partnership shall deliver to Promus on the date of each purchase of Common Stock hereunder a certificate executed by a duly authorized officer of the Company and the Partnership confirming that such representations and warranties are true and correct as of such date.

(b) The Partnership hereby represents and warrants to Promus that any Units issued to Promus pursuant to Section 1(b) hereof will, upon payment by Promus of the purchase price therefor, be validly issued, fully paid and nonassessable, shall not obligate Promus to restore capital to the Partnership and shall not be subject to preemptive or similar rights.

8. MISCELLANEOUS.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, return receipt requested, postage prepaid:

         (1)     To Promus at 755 Crossover Lane, Memphis, Tennessee 38117,
         Attention: Chief Financial Officer, with a copy to the same address,
         Attention: General Counsel; and

         (2) To the Company at 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, Attention: Chairman of the Board, with a copy to David C. Wright, Hunton & Williams, 2000 Riverview Tower, 900 South Gay Street, Knoxville, Tennessee 37902.

         (3) To the Partnership at 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, Attention: Secretary, with a copy to David C. Wright, Hunton & Williams, 2000 Riverview Tower, 900 South Gay Street, Knoxville, Tennessee 37902.

(b) NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL OF THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED THEREIN.

(c) This Agreement supersedes all other agreements or understandings, by and among Promus and the Company with respect to the subject matter hereof, and constitutes the entire agreement between the parties hereto with respect to the subscription by Promus for shares of Common Stock of the Company and, pursuant to Section 1(b), for Units of the Partnership. This Agreement may be amended only by an instrument in writing executed by all parties.

(d) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

(e) All terms used herein shall be deemed to include the masculine and the feminine and the singular and the plural as the context requires. Captions herein are for convenience of reference only and shall not alter or affect the meaning or construction of the paragraphs hereof to which they relate.

(f) The parties hereto agree to take all actions, including the entering into of any documents, agreements or instruments, or amendments thereof, as may be reasonably necessary or appropriate to effectuate the intent and purposes hereof and consummate and make effective the transactions contemplated hereby.

(g) This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(h) This Agreement may not be assigned by any party without the prior written consent of each other party hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on and as of the date first above written.

                                      PROMUS HOTELS, INC.,
                                      a Delaware corporation

                                      By: /s/ Thomas L. Keltner
                                         -----------------------------------
                                      Name:Thomas Keltner
                                           -----------------------------
                                      Title:Senior Vice President-Development
                                            ---------------------------------


                                      EQUITY INNS, INC.,
                                      a Tennessee corporation


                                      By: /s/ Phillip H. McNeill
                                         -----------------------------------
                                      Name: Phillip H. McNeill, Sr.
                                           -----------------------------
                                      Title:Chairman of the Board and Chief
                                            --------------------------------
                                            Executive Officer
                                            -----------------


                                      EQUITY INNS PARTNERSHIP, L.P.

                                      BY EQUITY INNS TRUST, GENERAL PARTNER


                                      By:  /s/ Phillip H. McNeill
                                          ---------------------------------
                                      Name: Phillip H. McNeill, Sr.
                                           -----------------------------
                                      Title:Chairman of the Board and Chief
                                            --------------------------------
                                            Executive Officer
                                            -----------------